                                                                     Exhibit 4.4

                                                           CUSIP No.:

                               THERMA-WAVE, INC.

                     SERIES B 10.625% SENIOR NOTE DUE 2004

No.                                                               $

          THERMA-WAVE, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to
              or registered assigns, the principal sum of         Dollars, on
May 15, 2004.

          Interest Payment Dates:  May 15 and November 15.

          Record Dates:  May 1 and November 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                                  THERMA-WAVE, INC.


                                                  By:
                                                      ------------------------
                                                      Name:
                                                      Title:

                                                  By:
                                                      ------------------------
                                                      Name:
                                                      Title:

Dated:        , 199

Certificate of Authentication

          This is one of the Series B 10.625% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                                                  IBJ SCHRODER BANK & TRUST
                                                  COMPANY, as Trustee


Dated:         , 1997                        By:
                                                 ------------------------
                                                 Authorized Signatory

                              (REVERSE OF SECURITY)


                      SERIES B 10.625% SENIOR NOTE DUE 2004

          1. Interest. THERMA-WAVE, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 16, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of May 15, 1997 (the "Indenture"), between the Company and the Trustee. This
Note is one of a duly authorized issue of Exchange Notes of the Company designated as its Series B 10.625% Senior Notes due 2004 (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $115,000,000. The Notes include the Initial Notes (the 10.625% Senior Notes due 2004) and the Exchange Notes, issued in exchange for the Initial Notes pursuant to the Indenture.

The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          5.   Redemption.

          (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15 of the year set forth below, plus, in each case, accrued interest to the date of redemption:

Year                                                  Percentage
----                                                  ----------
2001.......................................            105.313%
2002.......................................            102.656
2003.......................................            100.000

          (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to may 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 40% (provided that such percentage shall decrease to 35% if an Initial Public Offering has not been consummated on or prior to November 15, 1998 and any other Notes previously redeemed pursuant to this provision shall be included in determining such percentage) of the aggregate principal amount of Notes originally issued at a redemption price equal to 110.625% of the principal amount thereof plus accrued interest to the date of redemption; provided that at least $69.0 million aggregate principal amount of Notes remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering; provided that in the case of an Initial Public Offering, the Company shall first comply with the provisions set forth below in paragraph (c).

          (c) Mandatory Redemption Following Initial Public Offering. If the Company consummates an Initial Public Offering prior to May 15, 2000, the Company shall apply the Net Cash Proceeds relating to such Initial Public Offering to make an offer to purchase on a date not less than 30 nor more than 45 days following the consummation of the Initial Public Offering (such consummation date to be determined without regard to any over-allotment option granted by the Company to underwriters) from all Holders on a pro rata basis that amount of Notes equal to the Net Cash Proceeds at a price equal to 110.625% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that the aggregate amount of Net Cash Proceeds required to be applied pursuant to this provision shall be reduced dollar for dollar (i) to the extent such Net Cash Proceeds are used to prepay indebtedness under the Bank Credit Agreement and effect a permanent reduction in the availability thereunder and (ii) by the aggregate amount of Net Cash Proceeds of one or more Equity Offerings consummated prior to the consummation of the Initial Public Offering to the extent used to redeem Notes as set forth under paragraph (b) above; and provided, further, that notwithstanding the foregoing, the Company shall not be required pursuant to this provision to redeem an aggregate principal amount of Notes in excess of 40% of the aggregate principal amount of Notes originally issued (or 35% if the Initial Public Offering is consummated on or after November 15, 1998), less the aggregate principal amount of Notes previously redeemed pursuant to the terms set forth above under paragraph (b) above.

          6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          17. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          19. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

          20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Therma-Wave, Inc., 1250 Reliance Way, Fremont, California 94539, Attn: Chief Financial Officer.

                                 ASSIGNMENT FORM


          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                       , agent to
                        --------------------------------------
transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                            Signed:
       ------------------                                ----------------------
                                                  (Sign exactly as name appears
                                                  on the other side of this
                                                  Note)

Signature Guarantee:
                      ---------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15 [     ]
          Section 4.16 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 -------------------

Dated:
       ------------------                       -------------------------------
                                                NOTICE: The signature on this
                                                assignment must correspond with
                                                the name as it appears upon the
                                                face of the within Note in every
                                                particular without alteration or
                                                enlargement or any change
                                                whatsoever and be guaranteed by
                                                the endorser's bank or broker.